Exhibit 21.1

List of Subsidiaries of Celanese Corporation

Name of Company	Jurisdiction
Aggregate Ownership of more than 50% (100% aggregate ownership unless otherwise indicated)
Acetex Chimie S.A.S.	France
Acetex (Cyprus) Ltd.	Cyprus
Alberta Ag - Industries Ltd.	Canada
Cadwell Limited	Cayman Islands
CCC Environmental Management and Solutions GmbH & Co. KG	Germany
CCC Environmental Management and Solutions Verwaltungs-GmbH	Germany
CE Europe Holdings LLC	Delaware
CE Receivables LLC	Delaware
Celanese (China) Holding Co., Ltd.	China
Celanese (Nanjing) Acetyl Derivatives Co., Ltd.	China
Celanese (Nanjing) Acetyl Intermediates Co., Ltd.	China
Celanese (Nanjing) Chemical Co., Ltd.	China
Celanese (Nanjing) Diversified Chemical Co., Ltd.	China
Celanese (Shanghai) International Trading Co., Ltd.	China
Celanese Acetate LLC	Delaware
Celanese Alpine S. à r.l. & Co. KG	Germany
Celanese Americas LLC	Delaware
Celanese Argentina S.A.	Argentina
Celanese BVBA	Belgium
Celanese Canada ULC	Canada
Celanese Chemicals, Inc.	Delaware
Celanese Chemicals India Private Limited	India
Celanese Chemicals S.A. (Pty) Ltd.	South Africa
Celanese Comercial S. de R.L. de C.V.	Mexico
Celanese C.V.	Netherlands
Celanese Deutschland Holding GmbH	Germany
Celanese do Brasil Ltda.	Brazil
Celanese Emulsions Ltd.	United Kingdom
Celanese Emulsions Pension Plan Trustees Limited	United Kingdom
Celanese Europe B.V.	Netherlands
Celanese EVA Performance Polymers LLC	Delaware
Celanese EVA Performance Polymers Partnership	Canada
Celanese Far East Limited	Hong Kong
Celanese Global Relocation LLC	Delaware
Celanese Holdings B.V.	Netherlands
Celanese Holdings Luxembourg S.à r.l.	Luxembourg
Celanese Hungary Kft.	Hungary
Celanese International Corporation	Delaware
Celanese International Holdings Luxembourg S.à r.l.	Luxembourg
Celanese IP Germany GmbH	Germany
Celanese IP Hungary Bt.	Hungary
Celanese Japan Limited	Japan
Celanese Korea Ltd.	Korea
Celanese Ltd.	Texas
Celanese Luxembourg S.à r.l.	Luxembourg

Celanese Mexico Holdings LLC	Delaware
Celanese Netherlands Holdings C.V.	Netherlands
Celanese Production Belgium BVBA	Belgium
Celanese Production Germany GmbH & Co. KG	Germany
Celanese Production Netherlands B.V.	Netherlands
Celanese Production Sweden AB	Sweden
Celanese Production UK Limited	United Kingdom
Celanese Property Germany GmbH & Co. KG	Germany
Celanese PTE. LTD.	Singapore
Celanese S.A.	Argentina
Celanese Sales Austria GmbH	Austria
Celanese Sales Czech Republic s.r.o.	Czech Republic
Celanese Sales France S.A.S.	France
Celanese Sales Germany GmbH	Germany
Celanese Sales Ibérica, S.L.	Spain
Celanese Sales Italy S.r.l.	Italy
Celanese Sales Netherlands B.V.	Netherlands
Celanese Sales Rus gAG	Russia
Celanese Sales UK Limited	United Kingdom
Celanese Sales U.S. Ltd.	Texas
Celanese Services Germany GmbH	Germany
Celanese Services UK Limited	United Kingdom
Celanese Singapore PTE. LTD.	Singapore
Celanese Singapore VAM PTE. LTD.	Singapore
Celanese Singapore Emulsions PTE. LTD.	Singapore
Celanese (Thailand) Limited	Thailand
Celanese US Holdings LLC	Delaware
Celtran, Inc.	Delaware
Celwood Insurance Company	Vermont
CNA Holdings LLC	Delaware
Elwood C.V.	Netherlands
Elwood Limited	Bermuda
FKAT LLC	Delaware
Grupo Celanese, S. de R.L. de C.V.	Mexico
Holding Softer America S.A. de C.V	Mexico
HNA Acquisition ULC	Canada
Infraserv Verwaltungs GmbH	Germany
KEP Americas Engineering Plastics, LLC	Delaware
KEP Europe GmbH	Germany
NutriCapital Inc.	Delaware
Nutrinova France S.à r.l†	France
Polymia S.r.l.	Italy
Pozzi Plast S.r.l.	Italy
PT Celanese Indonesia Operations	Indonesia
Results Based Sustainability, LLC	Georgia
RIOMAVA GmbH	Germany
Servicios Corporativos Celanese S. de R.L. de C.V.	Mexico
Sociedad Forlivesa Termoplasticos S.A. de C.V.	Mexico
Softer Brasil Compostos Termoplasticos Ltda.	Brazil
So.F.teR Deutschland GmbH	Germany

So.F.teR. Holding USA, Inc.	Delaware
So.F.teR. S.p.A	Italy
So.F.teR. US, Inc.	Delaware
Tenedora Tercera de Toluca S. de R.L. de C.V.	Mexico
Ticona Fortron Inc.	Delaware
Ticona Industrial Co. Ltd.	Korea
Ticona Korea Ltd.	Korea
Ticona LLC	Delaware
Ticona Polymers, Inc.	Delaware
Ticona Polymers Ltda.	Brazil

Aggregate Ownership of 50% or less
CTE Petrochemicals Co.[1]	Cayman Islands
Fairway Methanol LLC[1]	Delaware
Fortron Industries, LLC[1]	North Carolina
InfraServ GmbH & Co. Gendorf KG2	Germany
Infraserv GmbH & Co. Hoechst KG3	Germany
InfraServ GmbH & Co. Knapsack KG4	Germany
InfraServ GmbH & Co. Wiesbaden KG5	Germany
Korea Engineering Plastics Co., Ltd.[1]	Korea
Kunming Cellulose Fibers Company, Limited[6]	China
National Methanol Company[7]	Saudi Arabia
Nantong Cellulose Fibers Company, Limited[8]	China
Polyplastics Company, Ltd.[9]	Japan
Zhuhai Cellulose Fibers Company, Limited[6]	China

[1]	Aggregate ownership is 50.00%

[2]	Aggregate ownership is 39.00%

[3]	Aggregate ownership is 32.43%

[4]	Aggregate ownership is 27.00%

[5]	Aggregate ownership is 7.90%

[6]	Aggregate ownership is 30.00%

[7]	Aggregate ownership is 25.00%

[8]	Aggregate ownership is 30.68%

[9]	Aggregate ownership is 45.00%

†	In liquidation